EXHIBIT 4.2

SIXTH SUPPLEMENTAL INDENTURE

__________

FIRSTENERGY GENERATION CORP.

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(formerly known as The Bank of New York Trust Company, N.A.), as Trustee

__________

Dated as of December 1, 2009

__________

Providing among other things for

First Mortgage Bonds, Collateral Series D of 2009 due 2012
_________

Supplemental to Open-End Mortgage, General Mortgage
Indenture and Deed of Trust, Dated as of June 19, 2008

THIS SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 1, 2009, between FIRSTENERGY GENERATION CORP., a corporation organized and existing under the laws of the State of Ohio (hereinafter called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association organized and existing under the laws of the United States of America, as Trustee (hereinafter called the “Trustee”) under the Open-End Mortgage, General Mortgage Indenture and Deed of Trust, dated as of June 19, 2008 (hereinafter called the “Original Indenture”) with the Company.

W I T N E S S E T H:

WHEREAS, the Company has heretofore duly executed and delivered to the Trustee the Original Indenture to secure Bonds of the Company, issuable in series, from time to time, in the manner and subject to the conditions set forth, and without limit as to principal amount except as provided in the Original Indenture which Original Indenture has been filed for record in the filing offices set forth on Schedule 1 attached hereto and incorporated herein by reference; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee, a First Supplemental Indenture supplementing the Original Indenture dated as of June 25, 2008 (the “First Supplemental Indenture”), a Second Supplemental Indenture supplementing the Original Indenture dated as of March 1, 2009 (the “Second Supplemental Indenture”), a Third Supplemental Indenture supplementing the Original Indenture dated as of March 31, 2009 (the “Third Supplemental Indenture”), a Fourth Supplemental Indenture supplementing the Original Indenture dated as of June 15, 2009 (the “Fourth Supplemental Indenture”), a Fifth Supplemental Indenture supplementing the Original Indenture dated as of June 30, 2009 (the “Fifth Supplemental Indenture”) and the Original Indenture, as supplemented by the aforementioned First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture and this Supplemental Indenture and any other indentures supplemental to the Original Indenture are herein collectively called the “Indenture”); and

WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a new series of Bonds under the Indenture, consisting of $28,807,000 in aggregate principal amount to be designated as “First Mortgage Bonds, Collateral Series D of 2009 due 2012 (hereinafter referred to as the “bonds of December 2009 Collateral Series”), which shall bear interest at the rate per annum set forth in, shall be subject to certain redemption rights and obligations set forth in, and will otherwise be in the form and have the terms and provisions provided for in this Supplemental Indenture; and

WHEREAS, the bonds of December 2009 Collateral Series and the Trustee’s certificate of authentication to be endorsed thereon shall be substantially in the form included in Exhibit A hereto; and

WHEREAS, the bonds of December 2009 Collateral Series shall be delivered to the Bank no earlier than one Business Day following the effectiveness of the BCIDA 2008-A Reimbursement Agreement (as defined below); and

WHEREAS, it is provided in the Indenture, among other things, that the Company shall execute and file with the Trustee and the Trustee, at the request of the Company, when required by the Indenture, shall join in the execution of indentures supplemental thereto, and which thereafter shall form a part thereof, for the purpose, among others of providing for the creation of any series of Bonds and specifying the form and provisions of the Bonds of such series; and

WHEREAS, the Company deems it advisable to enter into this Supplemental Indenture for the purposes of establishing the form, terms and provisions of the bonds of December 2009 Collateral Series as provided and contemplated by Sections 2.01(a) and 3.01(b) of the Indenture, and the Company has requested and hereby requests the Trustee to join in the execution of this Supplemental Indenture; and

WHEREAS, all acts and things have been done and performed which are necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, it is agreed by and between the Company and the Trustee as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01              Terms Incorporated by Reference.

Except for the terms defined in this Supplemental Indenture, all capitalized terms used in this Supplemental Indenture have the respective meanings set forth in the Original Indenture.

SECTION 1.02              Additional Definitions.

“Bank” means The Bank of Nova Scotia and includes its successors and permitted assigns.

“BCIDA” means the Beaver County Industrial Development Authority.

“BCIDA 2008-A Reimbursement Agreement” means that certain Letter of Credit and Reimbursement Agreement dated as of December 1, 2009 (as amended, restated, supplemented or otherwise modified from time to time), between the Company and the Bank pursuant to which a letter of credit was issued by the Bank in favor of the BCIDA 2008-A Revenue Bond Trustee.

“BCIDA 2008-A Revenue Bond Indenture” means the Trust Indenture, dated as of June 1, 2008, between the BCIDA and the BCIDA 2008-A Revenue Bond Trustee, securing the BCIDA 2008-A Revenue Bonds issued for the benefit of the Company.

“BCIDA 2008-A  Revenue Bond Trustee” means The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee under the BCIDA 2008-A Revenue Bond Indenture.

“BCIDA 2008-A Revenue Bonds” means the $28,525,000 aggregate principal amount of Beaver County Pollution Control Revenue Refunding Bonds, Series 2008-A (FirstEnergy Generation Corp. Project) issued by the BCIDA.

“Interest Payment Date” shall have the meaning assigned to such term in the form of bond of December 2009 Collateral Series.

The terms “Available Amount,” “Bank Assignee,” “Cancellation Date,” “Fee Letter,” “Letter of Credit,” “Obligations” and “Reimbursement Obligation,” shall have the respective meanings assigned to those terms in the BCIDA 2008-A Reimbursement Agreement.

SECTION 1.03.                  Rules of Construction.  All references to any agreement refer to such agreement as modified, varied, supplemented, amended or restated from time to time by the parties thereto (including any permitted successors or assigns) in accordance with its terms.

ARTICLE II

BONDS

SECTION 2.01.  Designation and Issuance of Bonds.   (a)  The bonds of December 2009 Collateral Series shall be designated, as hereinbefore recited, as the Company’s “First Mortgage Bonds, Collateral Series D of 2009 due 2012” and, subject to the provisions of the Indenture, shall be limited to the aggregate principal amount of Twenty Eight Million Eight Hundred and Seven Thousand Dollars ($28,807,000).  The bonds of December 2009 Collateral Series are to be issued and secured by the Lien of the Indenture.

SECTION 2.02.  Form, Date, Maturity Date, Interest Rate and Interest Payment Dates of Bonds.  (a)  The definitive bonds of December 2009 Collateral Series shall be in engraved, lithographed, printed or typewritten form and shall be registered bonds without coupons, and such bonds and the Trustee’s certificate of authentication to be endorsed thereon shall be substantially in the form included in Exhibit A hereto.  The bonds of December 2009 Collateral Series shall be dated as provided in Section 3.03 of the Indenture.

(b)           The bonds of December 2009 Collateral Series shall bear interest as provided in the form of the bond of December 2009 Collateral Series, and such provisions are incorporated at this place as though set forth in their entirety.  The interest rate and maturity date of the bonds of December 2009 Collateral Series shall be as set forth in the form of the bond of December 2009 Collateral Series.

(c)           The interest on the bonds of December 2009 Collateral Series so payable on any Interest Payment Date shall, subject to the exceptions provided in Section 3.07 of the Indenture,

and to the provisions of Section 2.04 of this Supplemental Indenture, be paid to the person in whose name such Bond is registered on such Interest Payment Date.

SECTION 2.03.  Bonds Issued as Collateral Security.  The bonds of December 2009 Collateral Series shall be issued, delivered, and pledged to, and registered in the name of, the Bank under the BCIDA 2008-A Reimbursement Agreement in order to secure and provide for, and as collateral security for, the due and punctual payment of the Reimbursement Obligations arising thereunder.

SECTION 2.04.  Credit for Payments under the BCIDA 2008-A Reimbursement Agreement.  Any payment made in respect of the Company’s obligations under the BCIDA 2008-A Reimbursement Agreement with respect to the payment of (i) principal of or (ii) interest on the Reimbursement Obligations or letter of credit fees payable under the Fee Letter shall be deemed a payment in respect of (x) principal of or (y) interest on, respectively, the bonds of December 2009 Collateral Series, but any such payment of principal shall not reduce the principal amount of the bonds of December 2009 Collateral Series unless, and then only to the extent, the stated amount available to be drawn under the Letter of Credit is irrevocably reduced concurrently with such payment.  The obligation of the Company to make payments with respect to the principal of and interest on the bonds of December 2009 Collateral Series shall be fully satisfied and discharged to the extent that, at any time that any such payment shall be due, the Company shall have paid fully all the Obligations and the Cancellation Date shall have occurred.

The Trustee may conclusively presume that the obligation of the Company to pay the principal of, and interest on, the bonds of December 2009 Collateral Series, as the same shall become due and payable, has been credited in accordance with this Section 2.04 unless and until it shall have received a written notice (including a telecopy or other form of written communication) from an authorized representative of the Bank stating that payment of Reimbursement Obligations or interest thereon due under the BCIDA 2008-A Reimbursement Agreement or of letter of credit fees due under the Fee Letter has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

SECTION 2.05.  Execution of Bonds.  The bonds of December 2009 Collateral Series shall be executed on behalf of the Company in accordance with Section 3.03 of the Indenture.

SECTION 2.06.  Medium and Places of Payment of Principal of, and Interest on, Bonds; Transferability and Exchangeability.  The principal of, and the interest on, the bonds of December 2009 Collateral Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and such principal and interest shall be payable at the office or agency of the Company in the City of Cleveland, State of Ohio.  The Corporate Trust Office of the Trustee shall serve as the initial location of such office.  Subject to the limitations provided herein, the bonds of December  2009 Collateral Series shall be transferable and exchangeable, in the manner provided in Sections 3.05 and 3.06 of the Indenture, at said office or agency.  The bonds of December 2009 Collateral Series shall not be transferable except (i) to a successor to the respective Bank or Bank Assignee under the BCIDA 2008-A Reimbursement Agreement, (ii) in connection with the exercise of the rights and remedies of the holder thereof consequent upon an “Event of Default” as defined in the BCIDA 2008-A Reimbursement Agreement, or (iii) as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.  No charge shall be made by the Company to the registered owner of any bond of December 2009 Collateral Series for the registration of transfer of such Bond or for the exchange thereof for Bonds of the same series of other authorized denominations, except, in the case of any transfer, a charge sufficient to reimburse the Company for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee.

SECTION 2.07.  Denominations and Numbering of Bonds.  The bonds of December 2009 Collateral Series shall be issued in the denomination of $1,000 and any integral multiple thereof.  The bonds of December 2009 Collateral Series shall each be numbered R-1 and consecutively upwards.

SECTION 2.08.  Temporary Bonds.  Until definitive bonds of December 2009 Collateral Series are ready for delivery, there may be authenticated and issued in lieu of any thereof and subject to all of the provisions, limitations, and conditions set forth in Section 3.04 of the Indenture, temporary registered bonds of December 2009 Collateral Series without coupons.

SECTION 2.09.  Mandatory Redemption.  The bonds of December 2009 Collateral Series shall be subject to mandatory redemption as provided in the form thereof.

SECTION 2.10.  Confirmation of Lien.  The Company, for the equal and proportionate benefit and security of the holders of all Bonds at any time issued under the Indenture, hereby confirms the lien and security interest of the Indenture upon, and hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the Mortgaged Property (as defined in the Indenture), but excluding from such lien, security interest and grant all property which, by virtue of any of the provisions of the Indenture, is excluded from the lien, security interests and granting clauses thereof.

ARTICLE III

MISCELLANEOUS

SECTION 3.01Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture; the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals herein or in the bonds of December 2009 Collateral Series (except the Trustee’s authentication certificate), all of which are made by the Company solely; and this Supplemental Indenture is executed and accepted by the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents and purposes as if the terms and conditions of the Indenture were herein set forth at length.

SECTION 3.02             As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture as herein defined, and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

SECTION 3.03              Nothing in this Supplemental Indenture contained shall or shall be construed to confer upon any person other than a Holder of Bonds issued under the Indenture, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture or of this Supplemental Indenture.

SECTION 3.04             This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, FIRSTENERGY GENERATION CORP., party of the first part hereto, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., party of the second part hereto, have caused these presents to be executed in their respective names as of the day and year first above written.

FIRSTENERGY GENERATION CORP.

By:	/s/ James F. Pearson
James F. Pearson
Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:	/s/ Lisa J. Jennings
Lisa J. Jennings
Vice President

STATE OF OHIO                      )
                                                    )ss.:
COUNTY OF                             )

On the 1st day of December, 2009, personally appeared before me, a Notary Public in and for the said County and State aforesaid, James F. Pearson, to me known and known to me to be the Vice President and Treasurer of FIRSTENERGY GENERATION CORP., the corporation which executed the foregoing instrument, and who severally acknowledged that he did sign such instrument as such Vice President and Treasurer of FIRSTENERGY GENERATION CORP., the same is his free act and deed and the free and corporate act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the 1st day of December, 2009.

/s/ Michele A. Buchtel
________________, Notary Public
Commission Expires August 28, 2011

Michele A. Buchtel
Resident Summit County
Notary Public, State of Ohio
My Commission Expires: 08/20/11

STATE OF OHIO                      )
                                                    )ss.:
COUNTY OF CUYAHOGA      )

On the 1st day of December, 2009, personally appeared before me, a Notary Public in and for the said County and State aforesaid, Lisa J. Jennings, to me known and known to me to be a Vice President of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., the national banking association which executed the foregoing instrument, and who severally acknowledged that she did sign such instrument as such Vice President for and on behalf of said national banking association and that the same is her free act and deed and the free and corporate act and deed of said national banking association.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the 1st day of December, 2009.

/s/ Biagio S. Impala
Biagio S. Impala, Notary Public
Commission Expires ______________

B. IMPALA
NOTARY PUBLIC – STATE OF OHIO
My Commission expires Dec. 15, 2009

The Bank of New York Mellon Trust Company, N.A. hereby certifies that its precise name and address as Trustee is:

The Bank of New York Mellon Trust Company, N.A.
Global Corporate Trust
1660 West 2nd Street, Suite 830
Cleveland, Ohio 44113

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Lisa J. Jennings
Lisa J. Jennings
Vice President

THIS INSTRUMENT PREPARED BY:

Lucas F. Torres
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036

Exhibit A

[FORM OF FIRST MORTGAGE BOND OF BONDS OF DECEMBER 2009 COLLATERAL SERIES]

This Bond is not transferable except (i) to a successor Bank or a Bank Assignee under the Reimbursement Agreement (as defined below), (ii) in connection with the exercise of the rights and remedies of the holder hereof consequent upon an “Event of Default” as defined in the Reimbursement Agreement referred to herein or (iii) as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.

FIRSTENERGY GENERATION CORP.

First Mortgage Bond, Collateral Series D of 2009 due 2012

Due June 6, 2012

$[_____________________]                                                                                                                                                                                                                                                                No. R-__

FIRSTENERGY GENERATION CORP., a corporation of the State of Ohio (herein, together with its successors and assigns, the “Company”), for value received promises to pay to The Bank of Nova Scotia (the “Bank”) under that certain Letter of Credit and Reimbursement Agreement, dated as of December 1, 2009, between the Company and the Bank (such Reimbursement Agreement, as amended from time to time, hereinafter, the “Reimbursement Agreement”) or registered assigns, on June 6, 2012, the principal sum of [  ] Dollars, or at any time (if less), such lesser principal amount as is equal to the sum of (a) the Available Amount of the Letter of Credit outstanding at such time, plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations that are outstanding under the Reimbursement Agreement at such time, and to pay interest on said principal amount from the date hereof at such rate or rates per annum on each day as shall cause the amount of interest payable on the Bonds of this series on an Interest Payment Date (as hereinafter defined) to equal the sum of the amount of accrued interest on such outstanding Reimbursement Obligations plus the amount of the letter of credit fees under the Fee Letter (as defined below) payable on such Interest Payment Date. Said interest shall accrue hereon until the principal hereof shall be paid in full, subject to Section 2.04 of the Sixth Supplemental Indenture dated as of December 1, 2009 (as amended, supplemented, modified or restated, the “Supplemental Indenture”), executed and delivered by the Company to the Trustee (as hereinafter defined), which provides for certain credits towards payment of principal of, and interest on, the Bonds of this series.  Interest shall accrue on the Bonds of this series from the date of issuance hereof, and the payment thereof shall be credited as provided in Section 2.04 of the Supplemental Indenture unless and until the Trustee receives the notice contemplated by Section 2.04 of the Supplemental Indenture, whereupon the interest on the Bonds of this series shall become and remain due and payable until such time as the Trustee receives a further written notice (including a telecopy or other form of written telecommunication) from an authorized representative of the Bank stating that such payments need not continue.  The interest on each Bond of this series so payable on any Interest Payment Date shall, subject to the exceptions provided in Section 3.07 of the Indenture (as hereinafter defined) and to the provisions of Section 2.04 of the Supplemental Indenture, be paid to the person in whose name such Bond is registered on the date of such payment.  The principal of, and the interest on, this Bond shall be payable at the office or agency of the Company in the City of Cleveland, State of Ohio in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

As used herein, “Interest Payment Date” shall mean the applicable date for the payment of accrued interest on outstanding Reimbursement Obligations under the Reimbursement Agreement and the terms “Available Amount,” “Bank,” “Bank Assignee,” “Fee Letter,” “Letter of Credit,” “Obligations” and “Reimbursement Obligation” shall have the respective meanings set forth in the Reimbursement Agreement.  The Letter of Credit was issued in favor of the bond trustee for $28,525,000 aggregate principal amount of Beaver County Pollution Control Revenue Refunding Bonds, Series 2008-A (FirstEnergy Generation Corp. Project) issued by the Beaver County Industrial Development Authority.

This Bond is one of an issue of Bonds of the Company issued and to be issued in one or more series under and secured by an Open-End Mortgage, General Mortgage Indenture and Deed of Trust, dated as of June 19, 2008, duly executed by the Company to The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”), and indentures supplemental thereto, heretofore or hereafter executed, including the Supplemental Indenture, to which Open-End Mortgage, General Mortgage Indenture and Deed of Trust and all indentures supplemental thereto (collectively referred to as the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which such Bonds are, and are to be, issued and secured, and the rights of the owners of such Bonds and the Trustee in respect of such security.  As provided in the Indenture, such Bonds may be in various principal sums, are issuable in series, may mature at different times, may bear interest at different rates and may otherwise vary as therein provided; and this Bond is one Bond of a series entitled “First Mortgage Bonds, Collateral Series D of 2009 due 2012,” created by the Supplemental Indenture, as provided for in the Indenture, and authorized for issuance in an aggregate principal amount of up to $28,807,000.

Any payment of Reimbursement Obligations made by or on behalf of the Company in respect of the Reimbursement Agreement shall be deemed a payment in respect of this Bond, but such payment shall not reduce the principal amount of this Bond then in effect unless the stated amount available to be drawn under the Letter of Credit is irrevocably reduced concurrently with such payment.  In the event that all of the Company's obligations under the Reimbursement Agreement have been discharged and the Letter of Credit shall have been cancelled and returned to the Bank, this Bond shall be deemed paid in full and the Holder shall surrender this Bond to the Trustee for cancellation.

The Bonds of this series shall be redeemed promptly, without notice, by the Company in whole at 100% of the principal amount thereof plus accrued interest to the date of redemption (the “Redemption Price”) following receipt by the Trustee of written demand for redemption (a

“Redemption Demand”)  from an authorized representative of the Bank under the Reimbursement Agreement stating that (i) all of the Reimbursement Obligations under the Reimbursement Agreement have become or have been declared to be immediately due and payable as a result of the occurrence and continuance of an “Event of Default” under the Reimbursement Agreement and (ii) that the Bank has demanded payment thereof from the Company; provided that the Bonds of this series shall be redeemed automatically by the Company, without any notice to any person, in whole at the Redemption Price, if the Reimbursement Obligations under the Reimbursement Agreement have become immediately due and payable as a result of the occurrence of an “Event of Default” under the Reimbursement Agreement with respect to the Company (but not any subsidiary thereof) under Section 6.01(f) of the Reimbursement Agreement.  Such redemption shall be effected on the fifth Business Day following receipt by the Trustee of the Redemption Demand, if such Redemption Demand is required, or the occurrence of an “Event of Default” under the Reimbursement Agreement with respect to the Company (but not any subsidiary thereof) under Section 6.01(f) of the Reimbursement Agreement.  Any payment of the Redemption Price made to the Bank shall constitute a payment by the Company in respect of Reimbursement Obligations under the Reimbursement Agreement.  A Redemption Demand shall be rescinded and shall be null and void for all purposes of the Indenture upon receipt by the Trustee, no later than the Business Day prior to the date fixed for redemption, of a written notice from the Bank withdrawing said Redemption Demand.

The principal of this Bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of an Event of Default as therein defined.

No recourse shall be had for the payment of the principal of or premium, or interest if any, on this Bond, or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, officers and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

This Bond is nontransferable except to effect transfer (i) to any successor to the Bank or a Bank Assignee under the Reimbursement Agreement, (ii) in connection with the exercise of the rights and remedies of the holder hereof consequent upon an “Event of Default” as defined in the Reimbursement Agreement, or (iii) as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.  But this Bond is exchangeable by the registered holder hereof, in person or by attorney duly authorized, at the Corporate Trust Office of the Trustee, any such permitted transfer or exchange to be made in the manner and upon the conditions prescribed in the Indenture, upon the surrender and cancellation of this Bond and the payment of any applicable taxes and fees required by law, and upon any such transfer or exchange a new registered Bond or Bonds of the same series and tenor, will be issued to the authorized transferee, or the registered holder, as the case may be. The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

This Bond shall not be valid until authenticated by the manual signature of the Trustee, or a successor Trustee or Authenticating Agent appointed pursuant to the Indenture.

IN WITNESS WHEREOF, the Company has caused this Bond to be executed in its name by the manual or facsimile signature of an Authorized Executive Officer and attested by the manual or facsimile signature of another Authorized Executive Officer.

Dated: _____________

FIRSTENERGY GENERATION CORP.

By:________________________________
Name:
Title:
Attest:

______________________________
Name:
Title:

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE]

TRUSTEE’S AUTHENTICATION CERTIFICATE

This is one of the Bonds of the series designated therein referred to in the within-
mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:__________________________________
       Authorized Signatory

Schedule 1

Filing Offices For the Original Indenture

Plant	Jurisdiction/Filing Office	Recording Information	Date filed
Ashtabula Plant	Ashtabula County - Office of the County Recorder of Ashtabula County, Ohio	Instrument No. 200800007364 Volume 436 Page 1732	06/27/2008
Bay Shore Plant	Lucas County - Office of the County Recorder of Lucas County, Ohio	Instrument No. 20080627-0032756	06/27/2008
Bruce Mansfield Plant	Beaver County - Office of the County Recorder of Beaver County, Pennsylvania	Instrument No. 3326465	06/27/2008
Burger Plant	Belmont County - Office of the County Recorder of Belmont County, Ohio	Instrument No. 200800004786 Volume 0157 Page 172	06/27/2008
Eastlake Plant	Lake County - Office of the County Recorder of Lake County, Ohio	Instrument No. 2008R018408	06/27/2008
Edgewater Plant and West Lorain Plant	Lorain County - Office of the County Recorder of Lorain County, Ohio	Instrument No. 2008-0259135	06/27/2008
Fremont Plant	Sandusky County - Office of the County Recorder of Sandusky County, Ohio	Instrument No. 200800004585 Official Record Book 66 Page 708	06/27/2008
Lake Shore Plant	Cuyahoga County - Office of the County Recorder of Cuyahoga County, Ohio	Instrument No. 200806270329	06/27/2008
Mad River Plant	Clark County - Office of the County Recorder of Clark County, Ohio	Instrument No. 200800010888 Official Record Volume 1852 Page 1946 Instrument No. 200800011009 Official Record Volume 1853 Page 18	06/27/2008 06/30/2008 (Re-recorded)

Schedule 1-1

Schedule 1

Filing Offices For the Original Indenture

Plant	Jurisdiction/Filing Office	Recording Information	Date filed
Richland Plant	Defiance County - Office of the County Recorder of Defiance County, Ohio	Instrument No. 200800003811 Official Record Book 327 Page 482	06/27/2008
Sammis Plant	Jefferson County - Office of the County Recorder of Jefferson County, Ohio	Instrument No. 232633 Official Record Volume 851 Page 344	06/27/2008
Seneca Plant	Warren County - Office of the County Recorder of Warren County, Pennsylvania	Instrument No. 2008-2962	06/27/2008
Stryker Plant	Williams County - Office of the County Recorder of Williams County, Ohio	Instrument No. 200800082091 Official Record Book 0240 Page 0516	06/27/2008

Schedule 1-2